Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No-1 to Registration Statement No. 333-233939 on Form S-1 of our report dated February 25, 2019 (April 29, 2019 as to Note 5) relating to the consolidated financial statements of Athena SpinCo Inc., (renamed Diamond S Shipping Inc.) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

November 14, 2019